Exhibt 10.2

Accelerated Venture Partners, LLC

951 Mariners Island Blvd, Suite 300
San Mateo, CA 94404

July 18, 2016

Accelerated Acquisitions XIX, Inc.
1840 Gateway Drive, Suite 200
Foster City, CA 94404

Re:            Tender of shares for cancellation

Gentlemen:

By this letter, the undersigned tenders for cancellation 3,500,000 of the 5,000,000 shares of common stock par value $0.0001 of Accelerated Acquisitions, XIX, Inc. (the "Company") which it holds.  Following the cancellation of such shares, Accelerated Venture Partners, LLC will hold a total of 1,500,000 of the Company's Common Shares.

Sincerely,

ACCELERATED VENTURE PARTNERS, LLC

By:       /s/ Timothy Neher
Timothy Neher, Managing Member